===============================================================================
                            STOCK PURCHASE AGREEMENT


                                  By and Among

                                 STEVEN TOY INC
                                    ("BUYER")

                                       and

                                 HANDI-PAC, INC.
                       (D/B/A STEVEN MANUFACTURING CO.)
                                  ("HANDI-PAC")

                                       and

                                   BEV TAYLOR,
                                 ("SHAREHOLDER")










                                     Dated

                             as of February 3, 1997





===============================================================================

                       TABLE OF CONTENTS
                       -----------------

                                                             Page
                                                             ----
ARTICLE I     PURCHASE AND SALE
     1.1      Purchase and Sale; Purchase Price. . . . . . . .  1
     1.2      Time and Place of Closing. . . . . . . . . . . .  2

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF BUYER
     2.1      Organization . . . . . . . . . . . . . . . . . .  2
     2.2      Authorization. . . . . . . . . . . . . . . . . .  2
     2.3      Non-Contravention. . . . . . . . . . . . . . . .  2

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF HANDI-PAC AND
              THE SHAREHOLDER
     3.1      Organization . . . . . . . . . . . . . . . . . .  2
     3.2      Articles of Incorporation, Bylaws and
              Amendments . . . . . . . . . . . . . . . . . . .  3
     3.3      Capital Structure and Ownership. . . . . . . . .  3
     3.4      Authorization. . . . . . . . . . . . . . . . . .  3
     3.5      Financial Statements and Absence of Changes. . .  3
     3.6      Title to and Condition of Assets and Property. .  4
     3.7      Environmental Matters. . . . . . . . . . . . . .  4
     3.8      Intellectual Property. . . . . . . . . . . . . .  5
     3.9      Liabilities. . . . . . . . . . . . . . . . . . .  5
     3.10     Contracts. . . . . . . . . . . . . . . . . . . .  5
     3.11     Litigation; Compliance and Other Product
              Issues, Compliance with Laws . . . . . . . . . .  7
     3.12     Non-Contravention. . . . . . . . . . . . . . . .  7
     3.13     Licenses, Permits and Required Consents. . . . .  7
     3.14     Insurance. . . . . . . . . . . . . . . . . . . .  8
     3.15     Employee Benefit Plans . . . . . . . . . . . . .  8
     3.16     Taxes and Returns. . . . . . . . . . . . . . . .  9
     3.17     Changes. . . . . . . . . . . . . . . . . . . . . 10
     3.18     Accounts Receivable. . . . . . . . . . . . . . . 11
     3.19     No Adverse Actions . . . . . . . . . . . . . . . 11
     3.20     Labor Matters. . . . . . . . . . . . . . . . . . 11
     3.21     Minute and Stock Books; Records. . . . . . . . . 11

ARTICLE IV    ADDITIONAL AGREEMENTS OF THE PARTIES
     4.1      Further Assurances . . . . . . . . . . . . . . . 12
     4.2      Payment of Taxes . . . . . . . . . . . . . . . . 12
     4.3      Delivery . . . . . . . . . . . . . . . . . . . . 12
     4.4      Employees; Employment Agreements . . . . . . . . 12
     4.5      Confidentiality. . . . . . . . . . . . . . . . . 12
     4.6      Noncompete Agreement . . . . . . . . . . . . . . 13
     4.7      Termination of Lease . . . . . . . . . . . . . . 14

                                    - i -

     4.8      Shareholder and Affiliate Obligations and/or
              Agreements . . . . . . . . . . . . . . . . . . . 14
     4.9      The Commerce Warren County Bank Loan . . . . . . 15
     4.10     The Bay-Hermann-Berger Bank Loan . . . . . . . . 15
     4.11     Defense and/or Indemnification Obligations of
              Handi-Pac. . . . . . . . . . . . . . . . . . . . 16
     4.12     Requested Documentation. . . . . . . . . . . . . 16
     4.13     Investment Representations . . . . . . . . . . . 16
     4.14     Voluntary Petition in Bankruptcy.. . . . . . . . 17
     4.15     Reporting Requirements . . . . . . . . . . . . . 17
     4.16     Research and Development Computer. . . . . . . . 17

ARTICLE V     [RESERVED]

ARTICLE VI    THE CLOSING
     6.1      Deliveries by Handi-Pac and the Shareholder. . . 18
     6.2      Buyer's Deliveries . . . . . . . . . . . . . . . 19

ARTICLE VII   INDEMNIFICATION
     7.1      General Indemnification. . . . . . . . . . . . . 20
     7.2      Notice of, and Procedures for, Collecting
              Indemnification. . . . . . . . . . . . . . . . . 21

ARTICLE VIII  [RESERVED]

ARTICLE IX    MISCELLANEOUS
     9.1      Expenses . . . . . . . . . . . . . . . . . . . . 23
     9.2      [Reserved] . . . . . . . . . . . . . . . . . . . 23
     9.3      Governing Law. . . . . . . . . . . . . . . . . . 24
     9.4      Notices. . . . . . . . . . . . . . . . . . . . . 24
     9.5      Assignment . . . . . . . . . . . . . . . . . . . 25
     9.6      Section Headings; Schedules and Exhibits . . . . 25
     9.7      Counterparts . . . . . . . . . . . . . . . . . . 25
     9.8      Amendment. . . . . . . . . . . . . . . . . . . . 25
     9.9      Entire Agreement . . . . . . . . . . . . . . . . 25
     9.10     Binding Effect . . . . . . . . . . . . . . . . . 25
     9.11     Survival . . . . . . . . . . . . . . . . . . . . 25
     9.12     Severability . . . . . . . . . . . . . . . . . . 25
     9.13     Third Parties. . . . . . . . . . . . . . . . . . 25
     9.14     Equitable Remedies . . . . . . . . . . . . . . . 25
     9.15     Knowledge. . . . . . . . . . . . . . . . . . . . 25

                 LIST OF SCHEDULES AND EXHIBITS

SCHEDULE                 DESCRIPTION
3.2                      List of Articles of Incorporation and
                         Bylaws, as Amended

3.3                      Capital Structure and Ownership

3.6(a)                   Liens, Claims, Charges, Security
                         Interests, Options or Other Title
                         Defects or Encumbrances with Respect to, and Ownership of, Assets

3.6(b)                   Description of Property

3.7                      Environmental Disclosures

3.8                      Intellectual Property

3.9                      Obligations or Liabilities

3.10                     Contracts

3.11                     Litigation and Claims

3.12                     Defaults

3.13(a)                  Franchises, Licenses, Permits, Etc.

3.13(b)                  Required Consents, Etc.

3.14(a)                  Insurance List

3.14(b)                  Insurance Claims

3.15                     Employee Benefit Plans

3.16                     Tax Matters

3.21                     Records and Information Off Premises

4.8(a)
Part 1                   Cancellation of Certain Instruments as
                         of 12/31/96

4.8(a)
Part 2                   Reduction of Principal Balances of
                         Certain Instruments as of 12/31/96


                                    - iii -

EXHIBIT                  DESCRIPTION
A                        Assignment of Option Agreement

B                        First Amendment to Employment Agreement
                         of Sam Scott

C                        Assignment


                  STOCK PURCHASE AGREEMENT
                  ------------------------

     This Stock Purchase Agreement (this "Agreement") is made
                                          ---------
as of February 3, 1997, by and among STEVEN TOY INC, a Missouri corporation ("Buyer"), HANDI-PAC, INC., d/b/a Steven
              -----
Manufacturing Co., a Missouri corporation ("Handi-Pac"), and
                                            ---------
BEV TAYLOR, a single person residing in the State of Missouri and the sole shareholder of Handi-Pac (the "Shareholder").
                                        -----------

                           WITNESSETH:

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                            ARTICLE I
                        PURCHASE AND SALE

     1.1  PURCHASE AND SALE; PURCHASE PRICE.
          ---------------------------------

          (a) Handi-Pac and the Shareholder each acknowledge and agree that their joint and several representations, covenants, warranties, agreements, indemnities and other undertakings contained in this Agreement are made and given to induce Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement and that Buyer in reliance thereon has agreed to execute this Agreement and consummate the transactions contemplated by this Agreement. The Shareholder hereby sells, conveys, transfers, assigns and delivers to Buyer, free and clear of all restrictions, liens, claims, charges, security interests, options or other defects or encumbrances, and Buyer hereby purchases, all right, title and interest in and to all of the issued and outstanding shares of stock of Handi-Pac (the "Shares").
                                        ------

          (b)  In full payment for the Shares, and also in
     consideration of the representations, covenants, warranties, agreements and indemnities contained in this Agreement and the other agreements and documents contemplated hereby, Buyer will pay, and the Shareholder will accept, at Closing (as hereinafter defined), subject to the provisions of this
     Agreement (the "Purchase Price"), as follows:
                     --------------

               (i) Fifty Thousand Dollars ($50,000) payable at the Closing by treasurer's check drawn on Summit Bank; and

               (ii) The right to purchase fifty thousand (50,000) shares of the Class A Common Stock of EXX INC, a Nevada corporation, pursuant to an Assignment of that certain Stock Option Agreement dated February 3, 1997 in the form of Exhibit A attached hereto and incorporated herein by
     ---------
     reference (the "Assignment of Option Agreement").
                     ------------------------------

     1.2  TIME AND PLACE OF CLOSING.  Consummation of the sale
          -------------------------
and purchase of the Shares (the "Closing") shall take place on
                                 -------
the date hereof at the offices of Thompson Coburn located at One Mercantile Center, St. Louis, Missouri 63101 (the "Closing Date").
                                                   -------

                           ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Handi-Pac and the Shareholder as follows, which representations and warranties are made as of the date hereof:

     2.1  ORGANIZATION.  Buyer is a corporation duly
          ------------
incorporated, validly existing and in good standing under the laws of the State of Missouri.

     2.2  AUTHORIZATION.  The execution, delivery and
          -------------
performance by Buyer of this Agreement have been duly and validly authorized by the Board of Directors of Buyer and this Agreement constitutes the valid and binding agreement of Buyer, enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     2.3  NON-CONTRAVENTION.  Neither the execution or delivery
          -----------------
of this Agreement, nor the performance by Buyer of the transactions contemplated hereby, will result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws, as amended, of Buyer.


                           ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF HANDI-PAC AND THE
                           SHAREHOLDER

     Handi-Pac and the Shareholder, jointly and severally, represent and warrant to Buyer as follows, which representations and warranties are made as of the date hereof:

     3.1  (a)  ORGANIZATION.  Handi-Pac is a corporation duly
               ------------
organized, validly existing and in good standing under the laws of the State of Missouri. The operation of Handi-Pac's business and the ownership of its assets do not require Handi-Pac to qualify to do business as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on Handi-Pac. Handi-Pac has full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted.

          (b)  SUBSIDIARIES.  Handi-Pac does not have any
               ------------
subsidiaries and does not own or hold any securities of, or any interest in, any other person or entity and is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

     3.2  ARTICLES OF INCORPORATION, BYLAWS AND AMENDMENTS.  A
          ------------------------------------------------
true, complete and correct copy of the Articles of Incorporation and Bylaws of Handi-Pac, together with all amendments thereto, have been delivered to Buyer, as set forth on Schedule 3.2 attached
                                         ------------
hereto. There are no agreements, whether or not Handi-Pac is a party thereto, imposing any restrictions upon the transfer of or otherwise pertaining to the securities of Handi-Pac (including but not limited to the Shares). Any and all such restrictions shall be duly complied with or effectively waived as of the Closing.

     3.3  CAPITAL STRUCTURE AND OWNERSHIP.  Handi-Pac has
          -------------------------------
authorized, issued and outstanding the number of shares of stock and other securities as indicated on Schedule 3.3 attached
                                     ------------
hereto. All such outstanding securities have been duly and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person or applicable federal or state securities laws. No shares of any other class of capital stock of Handi-Pac are issued or outstanding. There are no outstanding options, warrants or other rights to acquire securities of Handi-Pac, nor are there securities outstanding which are convertible into securities of Handi-Pac. Except pursuant to applicable corporate laws and as contemplated by Sections 4.9 and
4.10 hereof, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Handi-Pac or on the ability of Handi-Pac to declare and pay dividends.

     The residence address of the sole Shareholder of the Shares and the number of outstanding shares held by the Shareholder are set forth on Schedule 3.3 attached hereto. Such Shares and
             ------------
other securities are owned as indicated on said Schedule 3.3
                                                ------------
beneficially and of record, free and clear of all restrictions, liens, claims, charges, security interests, options or other defects or encumbrances. Upon consummation of the transactions at the Closing as contemplated by this Agreement, Buyer will acquire title to the Shares, free and clear of all restrictions, liens, claims, charges, security interests, options or other defects or encumbrances.

     3.4  AUTHORIZATION.  Each of Handi-Pac and the Shareholder
          -------------
has full legal right, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by Handi-Pac of this Agreement and the other agreements and documents referred to herein and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Handi-Pac, and this Agreement and such other agreements and documents constitute valid and binding obligations of Handi-Pac and the Shareholder, enforceable in accordance with their terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     3.5  FINANCIAL STATEMENTS AND ABSENCE OF CHANGES.  The
          -------------------------------------------
audited balance sheets as of December 31, 1995 and December 31, 1994 and the income statements and the statements of cash flows for the fiscal years then ended of Handi-Pac and the unaudited balance sheets as of December 31, 1996 and September 30, 1996, and the unaudited income statements and statements of cash flows for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1996 of Handi-Pac (the "Financial Statements")
                                      --------------------
have been provided
to Buyer. Each of the Financial Statements fairly presents in all material respects the financial condition and assets and liabilities or the results of operations of Handi-Pac as of the dates and for the periods indicated. The Financial Statements were prepared in accordance with generally accepted accounting principles applicable to Handi-Pac consistently applied. Except as reflected in the Financial Statements, Handi-Pac, to the best knowledge of Handi-Pac and Shareholder, does not have any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Buyer shall have no right to make a claim under this Agreement with respect to the valuation of the inventory, machinery, tooling or equipment or the adequacy of the reserves for the inventory, machinery, tooling or equipment with respect thereto.

     3.6  TITLE TO AND CONDITION OF ASSETS AND PROPERTY.
          ---------------------------------------------
Handi-Pac has good and marketable title to any assets reflected in the Financial Statements or otherwise currently owned and used in the operation of its business, and such assets are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except as set forth on
Schedule 3.6(a) attached hereto.  The Shareholder and the
---------------
Affiliates of the Shareholder have conveyed to Handi-Pac clear and marketable title to all assets (excluding the real property described in Sections 4.7 and 6.2(g) hereof and improvements thereon owned by the Betco Trust) owned by any of them which are used (or the use thereof is contemplated as of the date hereof), located or otherwise in the possession of Handi-Pac free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances (except for the lien as noted on Schedule 3.6(b) hereto) including, without limitation,
   ---------------
assets which were previously licensed or leased to Handi-Pac.
Schedule 3.6(b) attached hereto sets forth a description of all
---------------
real property currently owned, leased or otherwise occupied or used by Handi-Pac, with respect to which true, correct and complete copies of the relevant deeds, leases and other agreements have previously been delivered to Buyer. Except as set forth on
Schedule 3.6(b) attached hereto, Handi-Pac does not own any
---------------
real property or any interest therein.  Schedule 3.6(b)
                                        ---------------
attached hereto sets forth a description of all material personal property leased by Handi-Pac as either lessor or lessee. All personal property reflected on the Financial Statements, in the possession of plastic fabricators, held by sales representatives as samples, or located on the premises (whether leased or owned) of Handi-Pac, whether owned, leased or otherwise used by Handi-Pac, constitutes all of the material assets currently used in said business. To the best knowledge of the Shareholder and Handi-Pac, the buildings, assets and operations of Handi-Pac conform in all material respects with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations (including but not limited to those relating to zoning and working conditions).

     3.7  ENVIRONMENTAL MATTERS.  To the best knowledge of the
          ---------------------
Shareholder and Handi-Pac, Handi-Pac has duly complied in all materials respects with, and its business, operations, assets, equipment, leaseholds and other facilities are in material compliance with, the provisions of all applicable federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (i) air emissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release, or disposal of Hazardous Materials

(as defined below) or toxic substances or wastes, or (v) other environmental, health or safety matters (collectively, the "Environmental Laws"), including, without limitation, the
 ------------------
Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource
                                 -- ---
Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.,
                                                       -- ---
as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended, and the Clean Air Act, 42
              -- ---
U.S.C. Sections 7401 et seq., as amended.
                     -- ---

     To the best knowledge of the Shareholder and Handi-Pac, Handi-Pac possesses all material governmental permits, licenses, orders, consents and approvals required under the Environmental Laws and necessary to the ownership of its properties, and to the conduct of the business, of Handi-Pac. To the best knowledge of the Shareholder and Handi-Pac, there are no material investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against Handi-Pac relating to the environment.

     3.8  INTELLECTUAL PROPERTY.  Schedule 3.8 attached
          ---------------------   ------------
hereto sets forth all material patents, copyrights, trade names, trademarks, service marks, or other such names or marks or applications therefor which Handi-Pac owns, licenses or otherwise uses and Handi-Pac has not within the last five (5) years conducted business under any corporate, trade or fictitious name other than as set forth in Schedule 3.8. Except as set forth on
                ------------
Schedule 3.11 attached hereto, there are no pending or, to the
-------------
best knowledge of Handi-Pac and the Shareholder, threatened actions or claims of infringement upon the rights to any intellectual property of others. There are no actions or claims of infringement pending, threatened or contemplated by or on behalf of Handi-Pac with regard to any matters concerning intellectual property.

     3.9  LIABILITIES.  To the best knowledge of the
          -----------
Shareholder and Handi-Pac, except (i) as and to the extent reflected or reserved against in the Financial Statements or (ii) as disclosed in Schedule 3.9 or any other Schedule hereto,
                ------------
Handi-Pac does not have any material liabilities or obligations as of the date hereof, secured or unsecured (whether accrued, absolute, contingent or otherwise). For purposes of this Section 3.9, the term "material" shall mean and refer to liabilities in
               --------
an amount equal to or greater than $10,000 individually or an amount equal to or greater than $25,000 in the aggregate.

     3.10 CONTRACTS.  Except as set forth in Schedule 3.10
          ---------                          -------------
attached hereto or in any other Schedule attached hereto, true, correct and complete copies of which contracts have been delivered to Buyer, Handi-Pac is not a party to or bound by any of the following (hereinafter, any of the following are referred to collectively as the "Contracts" and individually as a "Contract"):
                     ---------                         --------

          (a) contract for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items which requires the payment or receipt by Handi-Pac of cash or other property or services having a value in excess of $10,000 individually or $50,000 in the aggregate;

          (b) supply agreements with the federal government or any state or local government or any agency thereof;

          (c) collective bargaining agreement or other agreement with any labor union or labor organization or any employment, consulting, severance, bonus, deferred compensation or similar agreement;

          (d) agreement, indenture or other instrument relating to the borrowing of money or guaranty of any obligation for the borrowing of money;

          (e) lease, license or similar agreement relating to personal property having a value in excess of $10,000 individually or $50,000 in the aggregate;

          (f) license, lease or other agreement to provide or acquire services or equipment of any kind which requires the payment or receipt by Handi-Pac of cash or other property or services having a value in excess of $10,000 individually or $50,000 in the aggregate;

          (g) any instrument or agreement relating to indebtedness by way of lease-purchase arrangements, conditional sale, guarantee or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security arrangements;

          (h) any agreement or contract with, or any obligation to or from, an Affiliate, the Shareholder or any Affiliate of the Shareholder. For purposes of this Agreement, "Affiliate"
                                                    ---------
     shall mean any person or entity: (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity involved, including, without limitation, officers and directors, (ii) that directly or beneficially owns or holds 5% or more of any equity interest in such person or entity,
     (iii) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the person or entity involved, (iv) which is a trust for which such involved person or entity is a trustee, a co-trustee, a beneficiary, a co-beneficiary or is otherwise controlled in whole or in part by such involved person or entity or for which a relative of such involved person is the trustee, co-trustee, beneficiary or co-beneficiary thereof or is otherwise controlled in whole or in part by such relative, or (v) which is a relative of such person, including, without limitation, spouses, children, siblings and parents. As used herein, the term "control"
                                                      -------
     shall mean possession, directly or indirectly, of the power to direct or participate in the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise;

          (i)  any powers of attorneys; or

          (j) any other material agreements or contracts (whether written or oral).

     Except as set forth in Schedule 3.10 attached hereto,
                            -------------
neither Handi-Pac nor, to the best knowledge of Handi-Pac and the Shareholder, any other party to any such Contract has breached any provisions of, or is in violation or default under the terms of, or has caused or permitted to exist any event that with or without due notice or lapse of time or both would constitute a default or event of default under, any such Contract. Except as indicated on said Schedule 3.10, all such Contracts are valid,
                  -------------
binding and in full force and effect and will continue in full force and effect to the benefit of Handi-Pac, its successors and assigns, if Handi-Pac so elects, without change following the execution and delivery of this Agreement without obtaining the consent of any other party thereto, except as set forth in
Schedule 3.13(b) attached hereto.
----------------

     3.11 LITIGATION; COMPLIANCE AND OTHER PRODUCT ISSUES,
          ------------------------------------------------
COMPLIANCE WITH LAWS.
--------------------

          (a)  Except as set forth on Schedule 3.11 attached
                                      -------------
     hereto, there is no pending or, to the best knowledge of Handi-Pac and the Shareholder, threatened claim, investigation, lawsuit or administrative proceeding against or involving Handi-Pac, any of its properties, the operation of its business, or involving this Agreement or the Shares. The business of Handi-Pac is not affected by any pending or threatened strike or other organized labor disturbance. To the best knowledge of Shareholder and Handi-Pac, there is no order, writ, injunction or decree relating to or affecting the operations or the business of Handi-Pac or the transactions contemplated by this Agreement.

          (b) In addition, to the best knowledge of Handi-Pac and the Shareholder, Handi-Pac has not received written notice from any person or entity during the 24 months preceding the date of this Agreement to the effect that a particular product or component of a product manufactured or sold by Handi-Pac or the packaging thereof is defective in workmanship or materials in a manner which is inherently dangerous or lacking adequate warnings or instructions on the proper usage thereof.

          (c) To the best knowledge of the Shareholder and Handi-Pac, Handi-Pac, its assets, business, operations, and use and ownership or occupancy of property is in material compliance with all applicable federal, state, municipal, local and foreign laws, rules and regulations (including, without limitation, securities, employment, tax, environment, civil rights and occupational health and safety laws, rules and regulations).

     3.12 NON-CONTRAVENTION.  Except as set forth in Schedule
          -----------------                          --------
3.12, neither the execution of this Agreement nor the performance
----
of the transactions contemplated hereby will result in or cause the breach of any term or provision of, constitute a default or event of default under, or accelerate or augment the performance otherwise required under, any provision of the Articles of Incorporation or Bylaws of Handi-Pac, or any agreement (including without limitation the Contracts), indenture, instrument, order, law or regulation to which Handi-Pac or the Shareholder is a party or by which they are bound, or will result in the creation of any lien or encumbrance upon any property of Handi-Pac or the Shares.

     3.13 LICENSES, PERMITS AND REQUIRED CONSENTS.  To the best
          ---------------------------------------
knowledge of the Shareholder and Handi-Pac, Handi-Pac has all material federal, state and local franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits necessary to the conduct of its business as currently conducted.
A list of all material franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits is set forth on Schedule 3.13(a) attached hereto, true, correct and complete
   ----------------
copies of which have previously been delivered to Buyer. To the best knowledge of the Shareholder and Handi-Pac, all material franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits relating to the business of Handi-Pac are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations or permits and the same will not cease to remain in full force and effect by reason of the performance of the transactions contemplated by this Agreement.

     Schedule 3.13(b) attached hereto sets forth all
     ----------------
registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, authorizations, certifications, waivers or other actions of any kind required to be made, filed, given or obtained by or on behalf of Handi-Pac or the Shareholder with, to, or from any persons, governmental authorities or private entities in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement.

     3.14 INSURANCE.  Schedule 3.14(a) attached hereto sets
          ---------   ----------------
forth a list of all policies of insurance (i) which insure the properties, business or liability (including, but not limited to, directors' and officers' liability) of Handi-Pac, or (ii) which names Handi-Pac as a beneficiary or a loss payee or for which Handi-Pac has paid all or part of the premium, which Schedule sets forth the types and amounts of coverage; true, correct and complete copies of all such policies have previously been delivered to Buyer. Each of such policies is current and in full force and effect and Handi-Pac has not received notice of default under, or intended cancellation or nonrenewal of, any such policies. Within the last six (6) months, Handi-Pac has not been refused any insurance by an insurance carrier to which it has applied for insurance. Schedule 3.14(b) lists all claims made under said
            ----------------
policies (other than policies regarding health and medical insurance) and the status thereof since January 1, 1996.

     3.15 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a)  Schedule 3.15 attached hereto sets forth a
               -------------
     complete list and brief description of each employee pension benefit plan, employee welfare benefit plan or arrangement ("Employee Benefit Plan" or "Plan") as defined in
       ---------------------      ----
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA"),
                                                       -----
     and all other compensation, welfare, insurance, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, maintained for current or former employees or agents of Handi-Pac and their beneficiaries and dependents or contributed to or by Handi-Pac. Handi-Pac is not a member of a group which group is under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"). None of the Plans is a defined benefit plan
      ----
     within the meaning of 414(j) of the Code nor a multiemployer plan within the meanings of Section 3(37) of ERISA or as defined in Section 413 of the Code.

          (b) To the best knowledge of Handi-Pac and the Shareholder, each Employee Benefit Plan and any related trust agreement, annuity contract or any other funding or implementing instrument complies in all material respects currently and has complied in all material respects at all times in the past, as to form, operation and administration, with the provisions of ERISA and all other applicable laws, rules and regulations and has a current favorable determination from the Internal Revenue Service as to the qualification under the Code.

          (c) To the best knowledge of the Shareholder and Handi-Pac, neither Handi-Pac nor any fiduciary or administrator of any Employee Benefit Plan has at any time engaged in any transaction in material violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any prohibited transaction (as defined under ERISA and the Code) for which no exemption exists under Section 4975 (c) (2) or 4975(d) of the Code. To the best knowledge of the Shareholder and Handi-Pac, no event has occurred which will or could subject any such Plan to a material income tax under
     Section 511 of the Code or to a material excise tax under Sections 4971 through 4981 of the Code. To the best knowledge of the Shareholder and Handi-Pac, all employee elective deferral and employer matching contributions have been timely made through the Closing Date.

          (d) Handi-Pac has delivered to Buyer a complete and correct copy of (i) each Employee Benefit Plan (and related trust agreement, annuity contract or other funding or implementing instrument), including all amendments thereto;
     (ii) all filings (including all attachments thereto) made or required to be made (including but not limited to annual reports and returns) with the Internal Revenue Service, Department of Labor or the PBGC relative to any Employee Benefit Plan for each of the three most recent plan years;
     (iii) the most recent summary plan description (as defined in ERISA) for each Employee Benefit Plan; and (iv) other relevant documents in the possession of Handi-Pac, its employees or agents, with respect to each Employee Benefit Plan.

          3.16 TAXES AND RETURNS.
               -----------------

          (a)  For purposes of this Agreement:
          (i)  The term "Returns" shall mean, collectively, all
                         -------
     reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes; and any statements, returns, reports, or similar documents required to be filed pursuant to any similar income, excise, or other tax provision of federal, state, local or foreign law; and the term
     "Return" means any one of the foregoing Returns.
      ------

          (ii) The term "Taxes" shall mean (A) all net income,
                         -----
     gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, state, local or foreign government; and (B) any penalties, interest, or other additions to a Tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes.

          (b) (i) Handi-Pac has duly filed or caused to be filed, on or before the due date thereof (including any valid extensions), with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects; (iii) all Taxes of Handi-Pac due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid; (iv) there is no valid basis for the assessment of any deficiency with regard to any such Return; and (v) there are no extensions of time to file which are pending. Excluding any Taxes due solely as a result of the cancellation or reduction of certain indebtedness and payment obligations of Handi-Pac as of December 31, 1996 and as more specifically described in Schedules 4.8(a) and (b)
                                       ------------------------
     hereof, no other Taxes of Handi-Pac are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. Handi-Pac and the Shareholder represent and warrant that the net operating losses for the fiscal period ended December 31, 1996 are in excess of $500,000. There are no liens, attachments, or similar encumbrances on any of the assets of Handi-Pac with respect to any Taxes, other than liens for Taxes of Handi-Pac that are not yet due and payable.


          (c) There are no (i) pending or, to the knowledge of Handi-Pac or the Shareholder, threatened (either in writing or verbally, formally or informally) audits, investigations, claims, proposals or assessments for or relating to any Taxes of Handi-Pac; (ii) no material deficiencies for Taxes of Handi-Pac have been claimed, proposed or assessed by any taxing or other governmental authority; (iii) there are no matters under discussion with any governmental authorities with respect to Taxes that could result in any additional amount of Taxes of Handi-Pac; (iv) no extension of a statute of limitations relating to Taxes is in effect; and (v) there are no requests for rulings or determinations in respect of Taxes of Handi-Pac pending with any governmental authority.

          (d) To the knowledge of Handi-Pac or the Shareholder and except as disclosed on Schedule 3.16 hereto, none of the
                            -------------
     assets owned by Handi-Pac (i) is property which is required to be treated as being owned by any other person or entity pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; or (ii) directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. To the knowledge of Handi-Pac or the Shareholder, the transactions contemplated by this Agreement are not subject to the tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code, or of any other comparable provision of law.

     3.17 CHANGES.  Except as otherwise expressly contemplated
          -------
by this Agreement or disclosed on the Schedules hereto, since
December 31, 1996, there has not been:

          (a) any damage, destruction, or other casualty loss that could, individually or in the aggregate, currently or after lapse of time, have a material adverse effect on the assets, business, condition or prospects of Handi-Pac;

          (b) any disposition of any asset of Handi-Pac other than in the ordinary course of business;

          (c) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, lease, license, permit or franchise that could, individually or in the aggregate, have a material adverse effect on the assets, business, condition or prospects of Handi-Pac, currently or after lapse of time;

          (d) any direct or indirect redemption, purchase or other acquisition of, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of, any stock or other securities of Handi-Pac; or

          (e) any changes in the accounting methods or practices followed by Handi-Pac or any change in depreciation or amortization policies or rates.

     3.18 ACCOUNTS RECEIVABLE.  The accounts receivable which
          -------------------
are reflected in the Financial Statements or which arose subsequent thereto were or will be, as the case may be, validly obtained in the ordinary course of business of Handi-Pac. To the best knowledge of the Shareholder and Handi-Pac, the reserves for doubtful accounts reflected on the Financial Statements were determined in accordance with generally accepted accounting principles consistently applied.

     3.19 NO ADVERSE ACTIONS.  To the best knowledge of Handi-
          ------------------
Pac and the Shareholder, neither Handi-Pac nor any shareholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds, directly or indirectly, for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

     3.20 LABOR MATTERS.  Handi-Pac does not have any
          -------------
obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in Schedule
                                                    --------
3.10 attached hereto), collective bargaining agreement or other
----
contract with a labor union or other individual employee, consultant or labor or employee group. To the best knowledge of the Shareholder and Handi-Pac, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Handi-Pac and no collective bargaining agreement is currently being negotiated. To the best knowledge of the Shareholder and Handi-Pac, there are no charges, claims or accusations of discrimination based on sex, age, race, color, religion, national origin, disability or any other factor prohibited by applicable law.

     3.21 MINUTE AND STOCK BOOKS; RECORDS.  The minute books of
          -------------------------------
Handi-Pac made available to Buyer contain the records of all meetings and other corporate actions of the shareholders and directors (and committees thereof) and accurately and completely reflect all such actions. The Bylaws contained in or kept with said minute books are true, complete and correct copies of the Bylaws of Handi-Pac and all amendments thereto duly adopted and in force. The stock books maintained by Handi-Pac and made available to Buyer are complete and accurately disclose all issuances and transfers of stock of Handi-Pac. All other records maintained by Handi-Pac accurately reflect the information presented therein, including, but not limited to, records pertaining to bank accounts and safe deposit boxes. Except as set forth on Schedule 3.21 attached hereto, Handi-Pac does not have
         -------------
any of its records or information recorded, stored, maintained or held off the premises of Handi-Pac.



                           ARTICLE IV
              ADDITIONAL AGREEMENTS OF THE PARTIES

     4.1  FURTHER ASSURANCES.  At any time and from time to
          ------------------
time at or after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

     4.2  PAYMENT OF TAXES.  The Shareholder and Buyer each
          ----------------
agree to pay one-half of all sales taxes, other property transfer taxes, all documentary or other stamp taxes and all similar taxes, if any, arising out of or related to the transactions contemplated by this Agreement. Each party hereto agrees to pay its own income taxes arising out of or related to the transactions contemplated by this Agreement.

     4.3  DELIVERY.  The parties shall cause the delivery of
          --------
the respective documents required to be delivered or caused to be delivered by them pursuant to Article VI below.

     4.4  EMPLOYEES; EMPLOYMENT AGREEMENTS.  Handi-Pac and the
          --------------------------------
Shareholder hereby acknowledges that Handi-Pac has no obligation to employ, or to continue the employment by Handi-Pac of any of the employees of Handi-Pac. Neither Handi-Pac nor the Shareholder shall make any representation to the contrary to any of such employees; provided, however, Handi-Pac and/or its Affiliates may interview or otherwise contact such employees regarding any future employment.

     Notwithstanding anything contained in this Section 4.4 to the contrary, (i) Buyer shall cause Handi-Pac immediately after the consummation of the transactions contemplated by this Agreement to send to Liz Dalpe a letter dated the Closing Date setting forth its intention to continue her employment, and (ii) Buyer shall be bound by that certain Employment Agreement between Handi-Pac and Sam W. Scott dated January 19, 1996, as amended by the First Amendment to Employment Agreement.

     4.5  CONFIDENTIALITY.   Buyer, Handi-Pac and the
          ---------------
Shareholder each agree that the negotiations among the parties and all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished. Notwithstanding anything in this Section 4.5 to the contrary, Buyer and/or its Affiliates may disclose any of the foregoing matters or information in connection with (i) the issuance of any press release or announcement (provided, however, that with respect to any press release or announcement regarding the negotiations among the parties, Buyer shall obtain the prior consent of the Shareholder as to the contents thereof) or (ii) the filing of a Form 8-K Report or other reports and/or filings with the Securities and Exchange Commission, the American Stock Exchange as well as any other governmental agency which it determines to be desirable or necessary. Handi-Pac and the Shareholder shall cooperate with Buyer and provide such information and documents as may be required in connection with any such disclosure, report or filing made pursuant to this Section. Buyer agrees that neither it nor its Affiliates shall issue any press releases or announcements in the State of Missouri regarding the terms of the Agreement or the negotiations among the parties.

     4.6  NONCOMPETE AGREEMENT.  For purposes of this Section
          --------------------
4.6, the term "Business"  means the manufacture, design,
               --------
development, marketing, sale, or processing of toys or games.

          (a) For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby covenants and agrees that he will not for a period of five (5) years from the Closing Date, directly or indirectly, for himself, or as an agent of or on behalf of, or in conjunction with, any person, firm, corporation, partnership or other entity or otherwise in any manner or capacity:

               (i) (x) own or control any person or entity engaged in the Business, (y) be employed or engaged to do or assist with, or actually do or assist with, the Business for any person or entity, or (z) otherwise engage in the Business anywhere in the United States, Canada or Mexico; or

               (ii) otherwise solicit, divert, take away, interfere, with or disrupt relationships with, or attempt to do any of the foregoing with respect to, any customer, supplier, employee, independent contractor, agent or representative of Handi-Pac.

          (b) It is expressly understood and agreed that, although the parties consider the restrictions contained in Section 4.6(a) to be reasonable, if a final nonappealable determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in Section 4.6(a) is an unreasonable or otherwise unenforceable restriction against the Shareholder, neither this Agreement nor the provisions of Section 4.6(a) shall be rendered void, but shall be deemed amended to apply as to such maximum time, territory and scope and to such other extent as permitted by law and as determined by such court under the circumstances involved.

          (c) Notwithstanding Section 4.6(a) above, Buyer, Handi-Pac and the Shareholder agree that for a period beginning on the Closing Date and ending on the fifth (5th) anniversary thereof, Handi-Pac shall have a right of first refusal to elect to acquire all rights to manufacture and sell the Shareholder's ideas, concepts and designs for new toys, games, novelties and related products (the "Proposed New Item").
                                          -----------------
     The Shareholder shall submit to Handi-Pac all of his Proposed New Items by written proposal containing sufficient detail regarding the Proposed New Items to permit Handi-Pac to begin its analysis of the commercial potential for the Proposed New Item. Within ninety (90) days following the submission of any such written proposal, Handi-Pac shall provide a written response to the Shareholder stating either (i)(a) that Handi-Pac is not interested in the Proposed New Item or (b) that the Proposed New Item is not a new item but rather constitutes a toy product the rights to which are already owned by Handi-Pac or (ii) that Handi-Pac is interested in the Proposed New Item and the terms on which they would agree to a license of the Proposed New Item with the Shareholder (a "Notice of Interest"). A failure of Handi-Pac to respond
      ------------------
     within the ninety (90) day decision period shall constitute an election under item (i)(a) above. Upon an election by Handi-Pac under item (1)(a) above (or a deemed election thereof in accordance with the preceding sentence), the Shareholder shall have the right solely to market to other companies the Proposed New Item notwithstanding the restriction on marketing contained in Section 4.6(a) above. If, upon a Notice of Interest, the Shareholder rejects in writing the terms of the license offered in the Notice of Interest, the Shareholder shall have the right solely to market to other companies the Proposed New Item notwithstanding the restriction on marketing contained in
     Section 4.6(a) above; provided, however, that upon the Shareholder's receipt of a bona fide, arms length offer to license such Proposed New Item with an unrelated third party (a "Third Party Offer"), the Shareholder shall provide
         -----------------
     Handi-Pac with written notice of the terms of said offer at which time Handi-Pac shall have fifteen (15) days from its receipt of the Third Party Offer notice to match the terms thereof in writing. If Handi-Pac fails to match the Third Party Offer within such fifteen (15) day period, the Shareholder may enter into an agreement with such third party so long as it is on the terms contained in the Third Party Offer.

     4.7  TERMINATION OF LEASE.  Handi-Pac, as lessee, shall
          --------------------
terminate the month-to-month lease with Betco Trust, as lessor, with respect to the north warehouse located at Premises No. 3,
Section 9, Township 46 North, Range 5 West (North), McKittrick, Missouri 65056 and pay any amounts due with respect thereto prior to the Closing Date.

     4.8  SHAREHOLDER AND AFFILIATE OBLIGATIONS AND/OR
          --------------------------------------------
AGREEMENTS.  Handi-Pac and the Shareholder hereby agree with and
----------
confirm to Buyer as follows:

          (a)  The liabilities or obligations identified (i) in
     Part 1 of Schedule 4.8(a) hereof from Handi-Pac to the
               ---------------
     Shareholder or any Affiliate of the Shareholder have been terminated, cancelled, forgiven or otherwise satisfied as of December 31, 1996 and (ii) in Part 2 of Schedule 4.8(a)
                                             ---------------
     hereof have been reduced to the balances set forth thereon as of December 31, 1996.

          (b) Subject to Section 4.8(c) below, all agreements and other liabilities and obligations of any kind or nature whatsoever existing on or prior to the date hereof between the Shareholder and/or an Affiliate of the Shareholder with Handi-Pac (existing prior to the date hereof), have been terminated or cancelled prior to or as of the Closing Date.

          (c) Notwithstanding anything in this Agreement to the contrary, the following liabilities, obligations and agreements between Buyer, Handi-Pac and the Shareholder and/or their respective Affiliates shall not be terminated or cancelled and shall continue on and after the date hereof: (i) the Assignment and all agreements and instruments referenced therein, (ii) this Agreement, (iii) all indemnity obligations granted from the Shareholder or its Affiliates to Handi-Pac or Hi-Flier, Inc. with respect to lost stock certificates or lost promissory notes, and (iv) all agreements executed in connection with the consummation of the transactions contemplated hereby.

     4.9  THE COMMERCE WARREN COUNTY BANK LOAN.  Handi-Pac and
          ------------------------------------
the Shareholder represent and warrant that as of the date hereof, the aggregate outstanding principal balance owed by Handi-Pac to the Commerce Warren County Bank (the "Commerce Loan") is
                                      -------------
$336,031.74 plus outstanding and accrued interest thereon in the amount of $3,500.00 (the "Commerce Balance"). Buyer agrees that
                          ----------------
after the Closing (i) no additional borrowings will be made under the Commerce Loan, and (ii) it shall cause Handi-Pac to pay the Commerce Loan by paying all amounts actually received by Handi-Pac in respect of the accounts receivable securing the Commerce Loan in accordance with past business practices consistently applied.
Buyer further agrees that until the earlier of (i) the payment of the Commerce Balance in full or (ii) the release by the Commerce Warren County Bank of the Shareholder and the Taylor Trust (as defined in Section 6.1(a) hereof) from that certain Guarantee dated March 15, 1996, Buyer shall (A) cause Handi-Pac on the Closing Date to pledge to the Shareholder, subject to any pre-existing security interests, the U.S.A. Hartland Molds to secure its performance of the obligations set forth in the preceding sentence and to execute a security agreement and financing statements in connection therewith which are reasonably satisfactory in form and substance to all parties hereto, and (B) not permit or cause Handi-Pac to pay any cash, assets or property (in kind or otherwise), whether by dividends on any class of its stock, stock redemption, salaries, management or other fees or compensation, debt repayment (principal or interest) or otherwise, to Buyer or its Affiliates or any of their respective directors, officers or employees or any transferees or assignees of any of them. Notwithstanding the foregoing, (i) Handi-Pac shall be permitted to pay its officers and employees so long as such officers and employees are not also employed by or officers of Buyer or its other Affiliates and (ii) Handi-Pac shall be permitted to pay one officer or employee who is also an officer or an employee of Buyer so long as such officer or employee is primarily engaged in the operations of Handi-Pac.
Buyer agrees after the Closing Date to cause Handi-Pac to pursue collection of its accounts receivable in the ordinary course of business consistent with past practices.

     4.10 THE BAY-HERMANN-BERGER BANK LOAN.  Handi-Pac and the
          --------------------------------
Shareholder represent and warrant that as of the date hereof, the aggregate outstanding principal balance owed by Handi-Pac to the Bay-Hermann-Berger Bank (the "Bay-Hermann Loan") is $239,810.11
                              ----------------
plus outstanding and accrued interest thereon in the amount of $375.00 (the "Bay-Hermann Balance"). Buyer agrees that after
              -------------------
the Closing Date, it shall not permit or cause Handi-Pac to pay any cash, assets or property (in kind or otherwise), whether by dividends on any class of its stock, stock redemption, salaries, management or other fees or compensation, debt repayment (principal or interest) or otherwise, to Buyer or its Affiliates or any of their respective directors, officers or employees or any transferees or assignees of any of them until the earlier of (i) the payment of the Bay-Hermann Balance in full or (ii) the release by the Bay-Hermann-Berger Bank of the Shareholder and the Taylor Trust from those certain Guaranties dated July 28, 1996 and August 8, 1996. Notwithstanding the foregoing, (i) Handi-Pac shall be permitted to pay its officers and employees so long as such officers and employees are not also employed by or officers of Buyer or its other Affiliates and (ii) Handi-Pac shall be permitted to pay one officer or employee who is also an officer or an employee of Buyer so long as such officer or employee is primarily engaged in the operations of Handi-Pac.

     4.11 DEFENSE AND/OR INDEMNIFICATION OBLIGATIONS OF HANDI-PAC.
          -------------------------------------------------------
Buyer agrees that after the Closing Date, it shall cause Handi-Pac to defend the Shareholder on all suits and claims brought against the Shareholder arising as a result of the Shareholder's position as a director, officer or shareholder of Handi-Pac and indemnify the Shareholder from all losses, expenses and costs associated therewith; provided, however, that in no event shall Handi-Pac indemnify the Shareholder for any losses, costs or expenses incurred by the Shareholder as a result of any valid and enforceable guaranty of the Shareholder of the performance of any obligations or liabilities of Handi-Pac. Notwithstanding anything to the contrary herein, the foregoing shall not constitute a waiver of or otherwise limit the Shareholder's right of subrogation and/or reimbursement against Handi-Pac with respect to any payments made by the Shareholder under any such guaranty.

     4.12 REQUESTED DOCUMENTATION.  The parties hereto agree
          -----------------------
that notwithstanding anything contained in this Agreement to the contrary, Handi-Pac and the Shareholder have been unable to provide copies of all documents and agreements as required by this Agreement or as requested by Buyer as of the date hereof. After the Closing Date, if Buyer is unable to locate a copy of any such document or agreement from the records of Handi-Pac, the Shareholder shall within no later than five (5) days after the written request by Buyer therefor, provide Buyer with a copy of any such document or agreement in the possession or control of the Shareholder or the possession or control of any Affiliate of the Shareholder and the Shareholder shall otherwise cooperate with Buyer in obtaining a copy thereof.

     4.13 INVESTMENT REPRESENTATIONS.
          --------------------------

          (a) This Agreement is made with the Shareholder in reliance upon the Shareholder's representations to Buyer and EXX INC, which by his acceptance hereof the Shareholder hereby confirms, that the Assignment of Option Agreement and any option shares acquired upon exercise thereof (all such securities for purposes of this Section 4.13 are referred to as the
"Securities") to be received by him will be acquired for
 ----------
investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Shareholder has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the Securities.

          (b) The Shareholder understands that the Securities are not registered under the Securities Act (as defined below) on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act")
                                             --------------
and that Buyer's and EXX INC's reliance on such exemption is predicated on the Shareholder's representations set forth herein.


          (c) The Shareholder represents that he is an "accredited investor" within the meaning of Rule 501 under the Securities Act and that the Shareholder is experienced in evaluating and investing in companies such as EXX INC, is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in the financial and business matters as to be capable of evaluating the merits and risks of the Shareholder's investment and has the ability to bear the economic risks of such investment. The Shareholder further represents that he has had access, during the course of the transaction and prior to his purchase of the Securities, to the same kind of information that would be provided in a registration statement filed by EXX INC under the Securities Act and that the Shareholder has had, during the course of the transaction and prior to his purchase of the Securities, the opportunity to ask questions of, and receive answers from EXX INC concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to the Shareholder or to which it or he had access.

          (d) The Shareholder understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Shareholder is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. The Shareholder represents that, in the absence of an effective registration statement covering the Securities, he will sell, transfer or otherwise dispose of the Securities only in a manner consistent with the Shareholder's representations set forth herein.

          (e) The Shareholder agrees that in no event will the Shareholder make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the Securities Act), unless and until the Shareholder shall have notified EXX INC of the proposed disposition and shall have furnished EXX INC with a statement of the circumstances surrounding the disposition and reasonable assurance (which may include an opinion of counsel, reasonably satisfactory to EXX INC at the expense of the Shareholder or transferee) that the proposed disposition is in compliance with all applicable laws.

     4.14 VOLUNTARY PETITION IN BANKRUPTCY.    Buyer agrees
          --------------------------------
that on the Closing Date and for a period of forty five (45) days thereafter, Handi-Pac shall use its best efforts not to file a voluntary petition in bankruptcy.

     4.15 REPORTING REQUIREMENTS.   Buyer agrees that from the
          ----------------------
Closing Date until payment of the Commerce Loan, it shall cause Handi-Pac to provide to the Shareholder a schedule of sales, a schedule of cash receipts, an accounts receivable aging report and a schedule of payments made to the Commerce Warren County Bank simultaneously with the provision of such reports to the Commerce Warren County Bank but in no event no less frequently than weekly.

     4.16 RESEARCH AND DEVELOPMENT COMPUTER.     The
          ---------------------------------
Shareholder agrees to timely pay in full when due all amounts due the Bay-Hermann-Berger Bank with respect to the research and development computer system referenced in the second item on
Schedule 3.6(b) hereof.
---------------


                            ARTICLE V
                           [RESERVED]

                           ARTICLE VI
                           THE CLOSING

     6.1  DELIVERIES BY HANDI-PAC AND THE SHAREHOLDER.  At the
          -------------------------------------------
Closing, Buyer shall receive from Handi-Pac and the Shareholder the following:

          (a) A certificate of good standing for Handi-Pac from the Secretary of State of Missouri and the Secretary of State of each of the states in which Handi-Pac is qualified as a foreign corporation stating that it is a validly existing corporation in good standing;

          (b) Copies of duly adopted resolutions of the Board of Directors of Handi-Pac and the sole Shareholder approving the execution, delivery and performance of this Agreement and the other instruments contemplated hereby certified by the Secretary of Handi-Pac;

          (c)  A First Amendment to Employment Agreement between
     Handi-Pac and Sam Scott dated the date hereof in the form of
     Exhibit B attached hereto and incorporated herein
     ---------
     ("First Amendment to Employment Agreement") duly executed
       ---------------------------------------
     by Sam W. Scott;

          (d) An Assignment Agreement duly executed by (1) the trustee(s) of the Bev Taylor Revocable Trust U/I dated November 25, 1987, as amended January 17, 1990, February 26, 1992 and February 20, 1996, (2) the trustee(s) of the Frances
     K. Taylor Revocable Trust U/I dated November 25, 1987, as amended January 17, 1990 and February 26, 1992 (the "Taylor
                                                           ------
     Trust") and (3) by the Shareholder in the form of Exhibit C
     -----                                             ------- -
     attached hereto and incorporated herein (the "Assignment")
                                                   ----------
     in consideration for the aggregate payment thereunder of Three Hundred Fifty Thousand Dollars ($350,000) by treasurer's check drawn on Summit Bank;

          (e) Consent and Acknowledgements duly executed and notarized by Brent Taylor, Kay Barrath, Barbara Fleming and
     Deborah Johnson in form and substance acceptable to Buyer;

          (f) A certificate of the chief financial officer of Handi-Pac and the Shareholder attaching a list of (i) Handi-Pac's bank accounts, authorized persons and safety deposit boxes and other items of similar nature and (ii) all material liabilities of Handi-Pac as of the date hereof other than those reflected or reserved against in the Financial Statements;

          (g)  [RESERVED];

          (h) A true, correct and complete copy of the Articles of Incorporation, as amended, of Handi-Pac, certified by the Secretary of State of Missouri, and a true, correct and complete copy of the bylaws, as amended, of Handi-Pac, certified by the corporate secretary;

          (i) Certificates representing the Shares with duly executed, valid stock powers attached in form for transfer to Buyer and duly executed letters of transmittal in the form provided by Buyer with respect thereto;

          (j) The resignations of any officers or directors of Handi-Pac as requested by Buyer;

          (k) An original or photostatic copy duly certified as accurate and complete of all requisite governmental or regulatory approvals of the transactions contemplated hereby, if any;

          (l)  The Assignment of Option Agreement duly executed by
     Bev Taylor;

          (m) Evidence of termination of the lease of the north warehouse referenced in Section 4.7 duly executed by the Betco Trust; and

          (n) Such other documents and instruments as Buyer may reasonably request.

     6.2  BUYER'S DELIVERIES.  At the Closing, the Shareholder
          ------------------
shall receive from Buyer the following:

          (a) A certificate of good standing from the Secretary of State of the State of Missouri stating that Buyer is a validly existing corporation in good standing;

          (b) Copies of duly adopted resolutions of Buyer's Board of Directors approving the execution, delivery and performance of this Agreement, certified by its Secretary or Assistant
     Secretary;

          (c) Payment of the amount of the Purchase Price payable by treasurer's check drawn on Summit Bank pursuant to Section 1.1(b) above;

          (d)  [RESERVED];

          (e)  The Assignment duly executed by Hi-Flier, Inc., a
     Nevada corporation, and payment by treasurer's check drawn on Summit Bank in the amount of Three Hundred Fifty Thousand
     Dollars ($350,000) as consideration therefor to the Shareholder and/or his Affiliates;

          (f) A letter dated as of the Closing Date executed on behalf of Handi-Pac simultaneously with the consummation of the transactions contemplated by the Agreement addressed to Liz Dalpe stating its intention to continue her employment;

          (g) A letter agreement dated as of the Closing Date between Handi-Pac and Betco Trust providing for a lease of (i) Premises No. 2, Section 9, Township 46 North, Range 5 West
     (Middle), McKittrick, Mo 65056 and (ii) Premises No. 1,
     Section 9,

     Township 46 North, Range 5 West (South) McKittrick, MO 65056 on terms acceptable to Buyer; and

          (h)  The Assignment of Option Agreement duly executed by
     Buyer.


                           ARTICLE VII
                         INDEMNIFICATION

     7.1  GENERAL INDEMNIFICATION.
          -----------------------

          (a)  By the Shareholder.  By execution of this
               ------------------
     Agreement, the Shareholder agrees to indemnify Buyer, its Affiliates (including, but not limited to, Handi-Pac following the Closing) and their respective successors and assigns and hold them harmless against and in respect of:

               (1) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant of Handi-Pac or the Shareholder contained in this Agreement (including the Schedules hereto);

               (2) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any failure of the Shares to be legally and validly issued, fully paid and nonassessable;

               (3) any and all costs, expenses and all other actual damages incurred by them in claiming, contesting or remedying any breach, misrepresentation, non-performance or inaccuracy described above, or in enforcing their rights to indemnification hereunder including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have been meritorious and would have resulted in Damages (as defined herein).

          (b)  By Buyer.  By execution of this Agreement, Buyer
               --------
     agrees to indemnify the Shareholder and his respective successors and assigns and hold them harmless against and in respect of:

               (1) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant of Buyer contained in this Agreement; and

               (2) any and all costs, expenses, and all other actual damages incurred by them in claiming, contesting, or remedying any breach, misrepresentation, non-performance, or inaccuracy described above, or in enforcing their rights to indemnification hereunder including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have been meritorious and would have resulted in Damages.

          (c)  Damages.  Any and all of the items set forth in
               -------
     Section 7.1(a) and (b) for which a party is entitled to be indemnified hereunder are collectively called "Damages."
                                                    -------

     7.2  NOTICE OF, AND PROCEDURES FOR, COLLECTING INDEMNIFICATION.
          ---------------------------------------------------------

          (a)  Initial Claim Notice.  When a party becomes
               --------------------
     aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the
      ----------
     "Initial Claim Notice") to the Shareholder or Buyer, as
      --------------------
     applicable (the "Indemnitor"), to such effect with
                      ----------
     reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the
                                    -----------------
     Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice promptly not later than twenty (20) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnitee of the losses, costs, liabilities and expenses (including, but not limited to, costs and expenses of litigation and attorneys' fees) which the Indemnitee may incur. In addition, each Initial Claim Notice shall name, when known, the person or entity making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not preclude Indemnitee from being indemnified hereunder, except to the extent that the Indemnitor can demonstrate actual monetary prejudice resulting from such delay.

          (b)  Rights of the Indemnitor.  If, prior to the
               ------------------------
     expiration of thirty (30) days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor
                        -------------------
     shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise, or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. If the Indemnitor elects to settle, compromise, or litigate such claim, all expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and attorneys' fees and costs, incurred by the Indemnitor in settling, compromising, or litigating such claim shall be paid by the Indemnitor. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives, and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing
     (i) that such claim is a matter covered by the indemnification provisions of this Agreement, and (ii) its election to assume full responsibility for the settlement, compromise, litigation, and payment of such claim.

          (c)  Final Claims Statement.  At such time as Damages
               ----------------------
     for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, cancelled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty
     (30) days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor, and if not paid in full within thirty (30) days after delivery of the Final Claims Statement relating thereto and the proof of loss referred to above, shall bear interest at the rate of ten percent (10%) per annum until paid, compounded annually.

          (d)  Survival of Indemnification; Remedies.   The
               -------------------------------------
     parties agree that the representations and warranties of the parties contained in this Agreement shall survive until April 1, 1998 for purposes of this Article VII, regardless of any investigation made by any party prior to the date hereof. Buyer and its Affiliates, on the one hand, and the Shareholder, on the other hand, shall only be entitled to indemnification under this Article VII for breaches of representations and warranties if an Initial Claim Notice describing the claim for which indemnification is sought is signed by an officer of Buyer, its Affiliates or by the Shareholder, as the case may be, and is submitted to Buyer, on the one hand, or the Shareholder, on the other hand, as the case may be, not later than April 1, 1998. The indemnification rights under this Article VII shall be the sole and exclusive remedy with respect to breaches of the representations and warranties of Handi-Pac, the Shareholder and the Buyer contained herein. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the representations and warranties of the Shareholder and Buyer shall survive the Closing Date and April 1, 1998 to the extent and only to the extent that the Shareholder or the Buyer has committed fraud and/or acts of intentional willful misconduct for which the Shareholder or Buyer, respectively, may pursue all applicable remedies and damages at law or in equity.

          (e)  Minimum Dollar Limitation.  The parties hereto
               -------------------------
     agree that no violations or breaches under any one or more of the representations and warranties of the

     Shareholder or Handi-Pac, on the one hand, or Buyer, on the other hand, set forth in this Agreement shall support a claim for Damages unless and until Damages attributable to all violations and breaches of representations and warranties of the Shareholder and Handi-Pac, on the one hand, or Buyer, on the other hand, exceed on a cumulative and aggregate basis the sum of Twenty Five Thousand Dollars ($25,000) and then only for cumulative Damages in excess of Ten Thousand Dollars ($10,000) may be sought and recovered.

          (f)  Limit of Indemnification.  The obligation of the
               ------------------------
     Shareholder to indemnify Buyer and its Affiliates for breaches of representations and warranties under Section 7.1(a) and the obligation of Buyer to indemnify Seller for breaches of representations and warranties under Section 7.1(b) for Damages shall be limited to $400,000 in the aggregate.



                          ARTICLE VIII
                           [RESERVED]



                           ARTICLE IX
                          MISCELLANEOUS

     9.1  EXPENSES.  The Shareholder and Handi-Pac, jointly and
          --------
severally, represent and warrant that other than amounts due Turnaround and Crisis Management, Inc., no broker, agent or other person acting on their behalf is or will be entitled to a fee, commission or other payment as a result of or arising out of this Agreement or the transactions contemplated hereby. The Shareholder and Buyer shall each bear their own respective expenses, fees and commissions (including, but not limited to, all compensation and expenses of counsel, financial advisors, brokers, consultants, actuaries and accountants) incurred in connection with the preparation, negotiation and execution of this Agreement and the performance of the transactions contemplated hereby. Notwithstanding the foregoing, the parties hereto agree that (i) all outstanding amounts due Bryan Cave as of the date hereof shall be paid by the Shareholder for legal services, (ii) all outstanding amounts due Turnaround and Crisis Management, Inc. shall be paid by the Shareholder except that Handi-Pac shall make a payment of $5,192.05 thereto on the date hereof which payment by Handi-Pac constitutes payment for business consultations received by it, and
(iii) all outstanding amounts due Lopata, Flegel, Hoffman & Co. as of the date hereof shall be paid by the Shareholder except that Handi-Pac shall make a payment of $5,000 thereto on the date hereof which payment by Handi-Pac constitutes payment for accounting and financial services received by it.

     9.2  [RESERVED.]

     9.3  GOVERNING LAW.  This Agreement shall be deemed to be
          -------------
made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri, without reference to the conflict of law provisions thereof.

     9.4  NOTICES.  Any notices or other communications
          -------
required under this Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or facsimile transmission with evidence of confirmation, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States first class mail, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

     If to the Shareholder:

                    Mr. Bev Taylor
                    Route 2
                    Box 198
                    Hermann, MO  65041

     With a copy to:

                    William F. Seabaugh, Esq.
                    Bryan Cave
                    One Metropolitan Square
                    211 N. Broadway, Ste. 3600
                    St. Louis, MO  63102-2750
                    Facsimile: (314) 259-2020

     If to Buyer and/or to Handi-Pac:

                    c/o Mr. David A. Segal
                    Chairman
                    Steven Toy Inc
                    3527 Oak Lawn Ave.
                    Suite 507
                    Dallas, Texas  75219
                    Facsimile: (214) 522-4668

     With a copy to:

                    Mark L. Kaltenrieder, Esq.
                    Thompson Coburn
                    One Mercantile Center
                    St. Louis, Missouri  63101
                    Facsimile: (314) 552-7000

     9.5  ASSIGNMENT.  This Agreement may not be assigned, by
          ----------
operation of law or otherwise.

     9.6  SECTION HEADINGS; SCHEDULES AND EXHIBITS.  The
          ----------------------------------------
section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The Schedules and Exhibits hereto are incorporated herein by this reference and made a part hereof.

     9.7  COUNTERPARTS.  This Agreement may be executed in one
          ------------
or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.8  AMENDMENT.  Except as hereinafter provided, this
          ---------
Agreement may not be amended except by a writing signed by the party to be charged.

     9.9  ENTIRE AGREEMENT.  This Agreement constitutes the
          ----------------
entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.10 BINDING EFFECT.  This Agreement shall be binding upon
          --------------
and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     9.11 SURVIVAL.  The respective covenants and agreements of
          --------
Buyer, Handi-Pac and the Shareholder made in or pursuant to this Agreement shall survive the Closing.

     9.12 SEVERABILITY.  In case any provision in this
          ------------
Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9.13 THIRD PARTIES.  Nothing contained in this Agreement
          -------------
or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

     9.14 EQUITABLE REMEDIES.  Since damages, in the event of
          ------------------
breach of any term or condition of this Agreement, would be difficult, if not impossible, to ascertain, the parties hereto may obtain in addition to any other remedy available to it, and no such party hereto shall oppose, an injunction restraining such breach and specific performance of any such breached term or condition. No bonds or other securities shall be required in connection therewith.

     9.15 KNOWLEDGE.  As used in this Agreement, the terms
          ---------
"knowledge" and "best knowledge" shall, as to Handi-Pac, Inc., refer to all facts of which any of Frank R. Mack, Bev Taylor or Sam
W. Scott had actual knowledge.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
The Shareholder executes this Agreement in his individual capacity as the sole shareholder of Handi-Pac.

STEVEN TOY INC, a Missouri corporation   HANDI-PAC, INC., a Missouri corporation



By: /s/ David A. Segal                   By: /s/ Bev Taylor
    ----------------------------------       -----------------------------------
  David A. Segal, Chairman                 Bev Taylor, President


                                         SHAREHOLDER:



                                           /s/ Bev Taylor
                                         ---------------------------------------
                                         Bev Taylor